Exhibit-23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-139698 on Form S-3 of our report dated October 13, 2004 (October 7, 2005 as to the effects of the Zilactin discontinued operations, October 9, 2006 as to the effects of the Innovative Swab Technology, Inc. discontinued operations and December 22, 2006, as to the effects of the Zila Nutraceuticals, Inc. discontinued operations, all described in Note 2 to the consolidated financial statements), related to the consolidated financial statements and financial statement schedule of Zila, Inc., (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the classification of the results of operations of its Zilactin brand over-the-counter lip and oral care products, Innovative Swab Technology, and Zila Nutraceutical businesses as discontinued operations), appearing in the Current Report on Form 8-K under the Securities Exchange Act of 1934 of Zila, Inc. dated December 28, 2006, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ Deloitte & Touche LLP
Phoenix, Arizona
March 16, 2007